                                                                      EXHIBIT 99

[AACC LOGO]                                             6985 Miller Road
                                                        Warren, MI 48092
                                                        www.AssetAcceptance.com
--------------------------------------------------------------------------------
                                             CONTACTS:
                                                      JEFF LAMBERT OR TIM HANSON
                                              LAMBERT EDWARDS & ASSOCIATES, INC.
                                          616-233-0500/ AACC@LAMBERT-EDWARDS.COM

                         ASSET ACCEPTANCE CAPITAL CORP.
                      ANNOUNCES FIRST QUARTER 2004 RESULTS

      Revenues up 43.1 percent, Record cash collections mark first quarter

WARREN, MICH., APRIL 29, 2004 -- Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer receivables, today announced results for the first quarter ended March 31, 2004, highlighted by a
48.1 percent increase in cash collections to $65.2 million and a 43.1 percent increase in total revenues to $49.7 million.

Asset Acceptance Capital's net loss was $36.2 million, or $1.07 per diluted share for the first quarter, which included a previously announced one-time compensation charge of $45.0 million due to the vesting of share appreciation rights, together with $0.7 million of related payroll taxes which occurred upon the initial public offering and the deferred income tax charge of $19.3 million as a result of the reorganization in anticipation of the initial public offering. Prior to the reorganization, a portion of the consolidated company was taxed as an S corporation. The company had adjusted net income, as defined below, for the first quarter of 2004 of $10.9 million, a 73.0 percent increase compared to $6.3 million for the same period last year.

The company said its first quarter results include operations prior to its reorganization into Asset Acceptance Capital Corp. on February 4, 2004.

FIRST QUARTER 2004 HIGHLIGHTS

    - Total revenues in the quarter were $49.7 million compared to $34.8 million in the first quarter of 2003, an increase of 43.1 percent.

    - During the first quarter, cash collections rose to a record $65.2 million, an increase of 48.1 percent compared to $44.0 million for the same period last year.

    - Total operating expenses for the first quarter of 2004 were $77.2 million or 118.3 percent of cash collections, including a one-time compensation charge of $45.0 million due to the vesting of share appreciation rights which occurred upon the initial public offering of the company. Payroll taxes related to this charge totaled $0.7 million. Factoring out these one-time charges for compensation related to share appreciation rights and related payroll taxes, operating expenses were $31.5 million or 48.3 percent of cash collections. This compares with operating expenses of 52.2 percent of cash collections during the same period last year.

    - Losses per diluted share for the quarter were $1.07, compared to earnings of $0.28 per diluted share for the same period last year. On an adjusted basis, as further discussed below, the company earned $0.31 per diluted share for the quarter and $0.22 for the same quarter last year.

       Brooklyn Heights, OH - Chicago, IL - Pennsville, NJ - Phoenix, AZ Riverview, FL - San Antonio, TX - Warren, MI - White Marsh, MD - Wixom, MI


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Asset Acceptance Capital Corp. Announces First Quarter 2004 Results
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-        Traditional call center collections for the first quarter were $40.7 million, or 62.4 percent of cash collections, up 40.1 percent from the same period last year.

- Legal collections for the first quarter were $17.2 million, or 26.3 percent of cash collections, up 65.6 percent from the same period last year.

- Agency forwarding, bankruptcy and probate collections account for the remaining 11.3 percent of cash collections.

- During the first quarter, the company relocated its Florida office, doubling the size of its collection facility to support growth and taking advantage of favorable leasing conditions.

"We are focused on prudent growth, disciplined and diverse portfolio purchasing and strong cash collections," said Brad Bradley, President and CEO of Asset Acceptance Capital Corp. "We anticipate that 2004 will be another record year for cash collections."

"Perhaps the biggest accomplishment in the first quarter was our initial public offering. We are motivated by the confidence of our shareholders, and we're driven to deliver value to them. We continue to believe that our IPO was not the pinnacle for the company, but is just the beginning."

The company provided the following reconciliation of reported GAAP net income
(loss) to adjusted net income. Operating expenses in the first quarter of 2004 were adjusted to exclude the one-time compensation and related payroll tax charges. Additionally, income taxes were adjusted to assume the company had always been a C corporation and its subsidiaries were all 100 percent owned. Adjusted income taxes in this reconciliation are computed based upon an estimated effective income tax rate of approximately 37.2 percent of the adjusted net income before adjusted income taxes.

(In thousands except earnings per share amounts)             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              2004        2003
                                                            --------------------
GAAP net income (loss)                                      $(36,159)   $  7,976
Add income tax expense                                         7,782       2,024
                                                            --------    --------
      Net income (loss) before income taxes                  (28,377)     10,000
Add one-time compensation and related payroll tax charge      45,673           -
                                                            --------    --------
      Adjusted net income before adjusted income taxes        17,296      10,000
Adjusted income taxes                                          6,434       3,720
                                                            --------    --------
Adjusted net income                                         $ 10,862    $  6,280
                                                            --------    --------

Weighted average number of shares outstanding:
          Basic                                               33,850      28,448
          Diluted                                             33,850      28,448
 Earnings (loss) per common share outstanding
          Basic                                             $  (1.07)   $   0.28
          Diluted                                           $  (1.07)   $   0.28
                                                            --------    --------

Adjusted weighted average number of shares outstanding:
          Basic                                               33,850      28,448
          Diluted                                             34,537      28,448
Adjusted earnings per common share outstanding
          Basic                                             $   0.32    $   0.22
          Diluted                                           $   0.31    $   0.22


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Asset Acceptance Capital Corp. Announces First Quarter 2004 Results
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"We had a strong first quarter, highlighted by our successful initial public offering," said Bradley. "Absent one-time charges related to our IPO, adjusted net income climbed 73 percent and cash collections posted their best quarterly results ever, increasing 48 percent to $65.2 million when compared to last year. We continued to execute well on our disciplined portfolio acquisition and collection strategies."

Mark Redman, CFO of Asset Acceptance Capital Corp., added: "The one-time charges in the first quarter should not mask what was a strong quarter by operational measures. We posted strong adjusted net income gains and continued revenue growth."

During the first quarter of 2004, the company said it paid $12.4 million to purchase consumer debt portfolios with a face value of $514.1 million, for a blended rate of 2.42 percent of face value. Purchases during the first quarter consisted of 17 portfolio pools from 14 sellers. This compares to the first quarter of 2003, when the company purchased consumer debt portfolios with a face value of $897.9 million for $23.1 million for a blended rate of 2.57 percent of face value. The company said all purchase data is adjusted for buybacks.

"We have found over our history that the volume of purchased portfolios can swing fairly dramatically from quarter to quarter," said Bradley. "In the second quarter of 2004, we are seeing significant market activity. In fact, just three weeks into the second quarter, we have already invested more in consumer debt than we did during the entire first quarter of this year, and we will continue to be opportunistic when we see the potential for our return targets."


FIRST QUARTER 2004 CONFERENCE CALL
Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live web cast of the call, please go to the investor section of the company's web site at www.assetacceptance.com. A replay of the call will be available until 5 p.m. Eastern, Thursday, May 13, 2004.

ABOUT ASSET ACCEPTANCE CAPITAL CORP.
For more than 40 years, Asset Acceptance Capital Corp. and its predecessors have provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.assetacceptance.com.

ASSET ACCEPTANCE CAPITAL CORP. SAFE HARBOR STATEMENT
This press release contains certain statements, including the company's plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the company's views, at the time such statements were made, with respect to the company's future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance"; they are subject to risks and uncertainties. In addition, words such as "anticipates", "estimates," "expects," "intends," "should," "could", "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk

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Asset Acceptance Capital Corp. Announces First Quarter 2004 Results
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Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

                                       ###


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Asset Acceptance Capital Corp. Announces First Quarter 2004 Results
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                         ASSET ACCEPTANCE CAPITAL CORP.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                            THREE MONTHS ENDED MARCH 31,
                                                           -----------------------------
(IN THOUSANDS, EXCEPT PER-SHARE DATA)                        2004                 2003
                                                           --------             --------
REVENUES
Purchased receivable revenues                              $ 49,587             $ 34,614
Finance contract revenues                                       161                  141
                                                           --------             --------
Total revenues                                               49,748               34,755
                                                           --------             --------

EXPENSES
Salaries and benefits                                        61,418               11,360
Collections expense                                          12,306                9,155
Occupancy                                                     1,398                  953
Administrative                                                1,280                  882
Depreciation                                                    727                  643
Loss on disposal of equipment                                    26                    -
                                                           --------             --------
Total operating expense                                      77,155               22,993
                                                           --------             --------

Income (loss) from operations                               (27,407)              11,762

Net interest expenses                                           994                1,832
Other expenses (income)                                         (24)                 (70)
                                                           --------             --------

Income (loss) before income taxes                           (28,377)              10,000

Income taxes                                                  7,782                2,024
                                                           --------             --------
Net income (loss)                                          $(36,159)            $  7,976
                                                           ========             ========

Pro forma income tax expense (benefit)                     $(10,556)            $  3,720
                                                           ========             ========

Pro forma net income (loss)                                $(17,821)            $  6,280
                                                           ========             ========

Weighted average number of shares:
       Basic                                                 33,850               28,448
       Diluted                                               33,850               28,448

Earnings per common share outstanding:
       Basic                                                  (1.07)                0.28
       Diluted                                                (1.07)                0.28

Proforma earnings per common share outstanding:
       Basic                                                  (0.53)                0.22
       Diluted                                                (0.53)                0.22


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Asset Acceptance Capital Corp. Announces First Quarter 2004 Results
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                         ASSET ACCEPTANCE CAPITAL CORP.
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                      ----------------------------------------
(IN THOUSANDS)                                                        MARCH 31, 2004         DECEMBER 31, 2003
                                                                      --------------         -----------------
ASSETS
Cash                                                                      $  8,166               $  5,499
Purchased receivables                                                      180,236                183,720
Finance contract receivables, net                                              637                    642
Property and equipment, net                                                  7,851                  7,970
Goodwill                                                                     6,340                  6,340
Other assets                                                                 3,311                  2,939
                                                                          --------               --------
Total assets                                                              $206,541               $207,110
                                                                          ========               ========

LIABILITIES
Line of credit                                                            $ 15,400               $ 72,950
Notes payable - related party                                                    -                 39,560
Deferred tax liability                                                      19,676                 11,906
Accounts payable and other liabilities                                      11,145                  8,093
Capital lease obligations                                                      293                    218
                                                                          --------               --------
Total liabilities                                                           46,514                132,727
                                                                          --------               --------

STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no
shares issued and outstanding                                                    -                      -

Common stock, $0.01 par value, 100,000,000 shares authorized; Issued and outstanding shares - 37,225,275 at March 31, 2004 and 28,448,449
at December 31, 2003                                                           372                    284
Additional paid in capital                                                 159,101                 36,385
Retained earnings                                                              554                 37,714
                                                                          --------               --------
Total equity                                                               160,027                 74,383
                                                                          --------               --------

                                                                          --------               --------
Total liabilities and equity                                              $206,541               $207,110
                                                                          ========               ========
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